CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 5 to The Vintage Funds' Registration Statement of all references to our firm included in or made a part of this Post-Effective Amendment.





/s/
McCurdy & Associates CPA's, Inc.
December 20, 1996